FIRST AMENDMENT AND RESTATEMENT OF

STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT AND RESTATEMENT OF STOCK PURCHASE AGREEMENT, originally dated as of February 28, 2019 (this “Amendment”), is by and among 0731380 BC Ltd (“Borrower”), a Borrower registered in British Columbia, Canada its Shareholder listed on Schedule A attached hereto and incorporated herein by this reference (“Shareholder”) and AllyMe Holding Inc., a Delaware corporation (the “Lender”). The Borrower. Shareholder and the Lender are individually referred to herein as a “Party” and collectively, as the “Parties”.

BACKGROUND

Pursuant to the original Stock Purchase Agreement dated as of December 11, 2018 (“Stock Purchase Agreement”), the Shareholder agreed to sell fifty-one percent (51%) of the issued and outstanding shares of Borrower (the “Borrower Shares”) to Lender pursuant to the terms of the Stock Purchase Agreement. The Parties have agreed that the structure of the original transaction detailed in the Stock Purchase Agreement was unfeasible and desire to amend and restate that transaction, ab initio, cancelling the original stock purchase and replacing that transaction with the form of transaction detailed in this Amendment. The Borrower Shares represent fifty-one percent (51%) of the issued and outstanding capital stock of the Borrower as of the date hereof calculated on a fully-diluted basis.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Borrower, the Borrower and the Lender hereby agree as follows:

1.       Convertible Loan.

The Lender shall loan to the Borrower the sum of $150,000 (the “Loan”), the proceeds of which shall be used to fund the to fund the acquisition of a license and development of a retail cannabis outlet by the Borrower’s wholly-owned subsidiary, Natural Recreation (“Natural Recreation”), in Kitimat, BC, Canada. The loan shall have a term of nine (9) months from December 11, 2018 (“Maturity Date”) and shall bear interest at a rate of five percent (5%) per annum. All principal and accrued interest shall be payable at the Maturity Date. At the Maturity Date, the Lender may, at it’s sole option, convert the Loan into an equity interest in Natural Recreation in accordance with the terms of Section 2, below, or the Parties will undertake to negotiate in good faith to convert the loan to a term loan to be repaid on a schedule mutually agreed by the Parties. There is no penalty for the early payment of the Loan.

2.       Terms of Conversion.

Provided that all licenses required to operate the retail store in Kitimat are issued by the Maturity Date, the Loan may be converted, at the sole option of Lender, into an equity investment in Natural Recreation. If the Loan is converted, the Lender shall additionally issue 3,060,000 shares of its common stock to the Borrower, which, together with the conversion of the Loan, will be the Lender’s purchase price for a 51% interest in Borrower’s wholly-owned subsidiary, Natural Recreation.

3.       Shareholder Consent.

By executing this Amendment, the Shareholder, who was a party to the Stock Purchase Agreement, acknowledges and agrees to this Amendment and the terms thereof.

4.       Representations and Warranties of the Borrower.

The Borrower represents and warrants to the Lender that the statements contained in this Section 4 are correct and complete as of the date of this Amendment.

(a)       The Borrower has the power and authority to execute, deliver and perform such the Borrower’s obligations under this Agreement. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the Borrower of this Agreement and the consummation of the transactions contemplated hereby.

(b)       Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Borrower will violate or result in a breach of any term or provision of any agreement to which the Borrower is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Borrower under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Borrower or any properties or assets of the Borrower.

(c)       This Agreement has been duly and validly executed by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by limitations, on the availability of equitable remedies.

(d)       The Borrower is a corporation in good standing duly incorporated in British Columbia, Canada. The Borrower is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Borrower has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Borrower has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity other than Natural Recreation.

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(e)       Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Borrower will violate or result in a breach of any term or provision of any agreement to which the Borrower is bound or is a party, or the Borrower’s Articles of Incorporation or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Borrower under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Borrower or any of its properties or assets.

This Agreement has been duly and validly executed by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by limitations, on the availability of equitable remedies. There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to the Borrower’s knowledge, threatened against the Borrower.

(f)       Access to Records. From the date of this Agreement to the Closing, the Borrower will (1) give to Lender and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that Lender may inspect and audit them and (2) furnish such information concerning the Borrower’s properties and affairs as Lender may reasonably request.

(g)       Confidentiality. Until the Closing (and permanently if there is no Closing), the Borrower and the Borrower will keep confidential any information which they obtain from Lender concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, the Borrower and the Borrower will return to Lender all written matter with respect to Lender obtained by them in connection with the negotiation or consummation of this Agreement.

(h)       Except as set forth in Schedule B, since June 30, 2018, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Borrower’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Borrower from that shown in the Financial Statements.

(i)       The Borrower has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Borrower alleging any failure so to comply. To the Borrower’s knowledge, neither the Borrower, nor any officer, director, employee, consultant or agent of the Borrower has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Borrower or any officers, directors, employees or consultants of the Borrower to administrative or criminal penalties or sanctions.

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(j)       No representation or warranty by the Borrower in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.       Representations and Warranties of the Lender.

The Lender represents and warrants to the Borrower as follows:

(a)       The Lender has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of the Lender enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Lender with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Lender under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Lender or to any of their properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c)       No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the Lender of this Agreement and the consummation of the transactions contemplated hereby.

6.       Brokers and Finders.

There are no brokers or finders associated with this transaction and no parties shall be responsible for the payment of any finders’ fees other than as specifically set forth herein. Other than the foregoing, neither the Borrower nor the Borrower, nor any of their respective directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement.

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7.       Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)       General. Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

(b)       Form 8-K Filing; Notices and Consents. Concurrent with the Execution of this Amendment, the Lender shall cause a Form 8-K to be filed with the Securities and Exchange Commission with respect to its having entered into a “material contract”. The Borrower will cause the Borrower to give any notices to third parties and will cause the Borrower to use its best efforts to obtain any third-party consents that the Lender may reasonably request. Each of the Parties will (and the Borrower will cause the Borrower to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby. Neither the Borrower nor is the Borrower is aware of any third-party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

(c)       Prohibited Activities. The Borrower will not cause or permit the Borrower to engage in any practice, take any action, or enter into any transaction except for ministerial matters necessary to maintain the Borrower in good standing.

(d)       Notice of Developments. The Borrower will give prompt written notice to the Lender of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the disclosures contained in the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

8.       Conditions to Obligation to Close.

(a)      Conditions to Obligation of the Lender.

The obligation of the Lender to consummate the transactions to be performed by the Lender in connection with the Closing are subject to satisfaction of the following conditions:

(i)       the representations and warranties set forth in Sections 4 and 5 above shall be true and correct in all material respects at and as of the date of advancement of funds;

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(ii)       the Borrower shall have performed and complied with all of their covenants hereunder in all material respects through the date of advancement of funds;

(iii)       the Borrower shall have procured all of the third-party consents required hereunder;

(iv)       no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Lender to repayment of the Loan, or (D) affect adversely the right of the Borrower to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v)       there shall not have been any occurrence, event, incident, action, failure to act, or transaction since June 30, 2018 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Borrower;

(vi)       all actions to be taken by the Borrower in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Lender.

The Lender may waive any condition specified in this Section 8(a) at or prior to the Closing in writing executed by the Lender.

(b)       Conditions to Obligation of the Borrower.

The obligations of the Borrower to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

(i)       the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the date of funding;

(ii)       the Lender shall have performed and complied with all of its covenants hereunder in all material respects through the date of funding;

(iii)       no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

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(iv)       all actions to be taken by the Lender in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Borrower.

The Borrower may waive any condition specified in this Section 8(b) at or prior to the Closing in writing executed by the Borrower.

9.       Remedies for Breaches of This Agreement.

(a)       Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of twenty-four (24) months thereafter.

(b)       Indemnification Provisions for Benefit of the Lender.

(i)       In the event the Borrower breaches (or in the event any third party alleges facts that, if true, would mean the Borrower has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Lender makes a written claim for indemnification against the Borrower within such survival period, then the Borrower shall indemnify the Lender from and against the entirety of any Adverse Consequences the Lender may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Lender may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys’ fees and expenses.

(ii)       The Borrower shall indemnify the Lender from and against the entirety of any Adverse Consequences the Lender or the Borrower may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Borrower (whether or not accrued or otherwise disclosed, as a transferee or successor, by contract, or otherwise.

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(c)       Indemnification Provisions for Benefit of the Borrower. In the event the Lender breaches (or in the event any third party alleges facts that, if true, would mean the Lender has breached) any of it’s representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Borrower makes a written claim for indemnification against the Lender within such survival period, then the Lender shall indemnify the Borrower from and against the entirety of any Adverse Consequences the Borrower may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Borrower may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(d)       Matters Involving Third Parties.

(i)       If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii)       Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)       So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

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(iv)       In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

10.       Termination.

(a)       Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)       the Lender and the Borrower may terminate this Agreement by mutual written agreement at any time prior to the funding;

(ii)       the Lender may terminate this Agreement prior to funding by giving written notice to the Borrower at any time prior to the funding if the Borrower has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Lender have notified the Borrower of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; and

(iii)       the Borrower may terminate this Agreement prior to funding by giving written notice to the Lender at any time prior to the Closing if the Lender has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Borrower has notified the Lender of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach.

(b)       Effect of Termination. In the event of a termination hereunder, the Lender shall be under no obligation to advance any funding to the Borrower and this transaction shall be deemed null and void. If Borrower breaches this Agreement following funding, then all amounts due hereunder shall immediately accelerate and become due and payable.

11.       Miscellaneous.

(a)       Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b)       Confidentiality; Press Releases and Public Announcements. Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction which is the subject to this Agreement, without the consent of the other Parties. Neither the Borrower nor the Borrower shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Lender; provided, however, that the Borrower may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Lender and the Borrower will use their best efforts to advise the other Parties prior to making the disclosure).

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(c)       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d)       Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)       Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Lender and the Borrower, as applicable; provided, however, that the Lender may (i) assign any or all of their rights and interests hereunder to one or more of their Affiliates, and (ii) designate one or more of their Affiliates to perform their obligations hereunder, but no such assignment shall operate to release the Lender or a successor from any obligation hereunder unless and only to the extent that the Borrower agrees in writing.

(f)       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

(g)       Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)       Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Borrower and Shareholder:

0731380 BC Ltd
506 Enterprise Ave
Kitimat, BC Canada V8C 2E2

If to the Lender:

AllyMe Holding Inc
506 Enterprise Ave
Kitimat, BC Canada V8C 2E2

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Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i)       Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of British Columbia without giving effect to any choice or conflict of law provision or rule (whether of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than British Columbia.

(j)       Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Lender and the Borrower or its respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)       Expenses. Each of the Parties and the Borrower will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Borrower agrees that the Borrower has not borne or will not bear any of the Borrower’s costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. At their option, the Lender may treat their costs and expenses incurred in connection with this transaction as advances to the Borrower, with such costs and expenses being paid by the Borrower, for which the Borrower will issue a promissory note to the Lender in the amount of such advances at the Closing. Such advances shall not be deemed a Liability of the Borrower, as defined in this Agreement.

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(m)       Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the disclosure schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the disclosure schedules identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in the disclosure schedules or supplied in connection with the Lender’s due diligence review, shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n)       Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)       Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 14(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(p)       Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in British Columbia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(h) above. Nothing in this Section 11(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(q)       If the Lender shall commence an action or proceeding to enforce any provisions of this Agreement, including, without limitation, engaging an attorney, then if the Lender prevails in such action, the Lender shall be reimbursed by the Borrower for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

[signature pages follow]

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[The Shareholder’s Signature Page]

IN WITNESS WHEREOF, the undersigned the Shareholder has duly executed this Agreement the date first above written.

/s/ Chunxia Jiang
Chunxia Jiang

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[Lender Signature Page]

IN WITNESS WHEREOF, the undersigned Lender has duly executed this Agreement the date first above written.

ALLYME GROUP INC:

By:	/s/ Chunxia Jiang
Name:	Chunxia Jiang
Title:	Director

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[Borrower Signature Page]

IN WITNESS WHEREOF, the Borrower has duly executed this Agreement the date first above written.

0731380 BC Ltd

By:	/s/ Chunxia Jiang
Name:	Chunxia Jiang
Title:	President

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SCHEDULE A

Borrower Shares

Borrower	Date of Acquisition of Borrower Shares	Number of Borrower Shares

Chunxia Jiang	January 1, 2018	51

SCHEDULE B

Adverse Events

None.